EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Urban One, Inc.:

Form	Registration Number	Date Filed
S-3	333-257149	6/16/21
S-8	333-258874	8/17/21
S-8	333-232991	8/2/19

of our reports dated June 7, 2024, with respect to the consolidated financial statements of Urban One, Inc. and the effectiveness of internal control over financial reporting of Urban One, Inc., included in this Annual Report (Form 10-K) of Urban One, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Baltimore, Maryland

June 7, 2024